UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) MARCH 25, 2009

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)(d).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 27, 2009, the Board of Directors of Nortel Networks Corporation (“NNC”) appointed David I. Richardson a director of NNC and the Board of Directors of Nortel Networks Limited (“NNL”) appointed Mr. Richardson a director of NNL. It will be determined at a later date which committees of the boards of directors of NNC and NNL Mr. Richardson will be named.

On March 25, 2009, Dr. Manfred Bischoff provided notice of his resignation from the Boards of Directors of NNC and NNL. Dr. Bischoff’s resignation, effective March 31, 2009, is for personal reasons and not as a result of any disagreement with NNC or NNL.

NNC owns all of NNL’s common shares and NNL is NNC’s principal direct operating subsidiary.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued by NNC on March 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/S/ GORDON A. DAVIES
Gordon A. Davies
Chief Legal Officer and
Corporate Secretary

By:	/S/ TRACY S.J. CONNELLY MCGILLEY
Tracy S.J. Connelly McGilley
Assistant Secretary

Dated: March 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by NNC on March 30, 2009.